Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of SUNation Energy, Inc. of our report dated April 14, 2023, relating to the consolidated financial statements of Pineapple Energy Inc. (n/k/a SUNation Energy, Inc.), appearing in the Annual Report on Form 10-K of Pineapple Energy Inc. (n/k/a SUNation Energy, Inc.) for the year ended December 31, 2022.

/s/ BAKER TILLY US, LLP

Minneapolis, Minnesota

April 7, 2025